Exhibit 5.1

August 15, 2016

HCA Inc.

One Park Plaza

Nashville, Tennessee 37203

Ladies and Gentlemen:

We have acted as counsel to HCA Inc., a Delaware corporation (the “Company”), HCA Holdings, Inc., a Delaware corporation and the direct parent of the Company (“Holdings”), and the subsidiaries of the Company listed on Schedules I and II hereto (collectively, the “Subsidiary Guarantors” and, together with Holdings, the “Guarantors”) in connection with the Registration Statement on Form S-3 (File No. 333-201463), as amended by Post-Effective Amendment No. 1 thereto (as amended, the “Registration Statement”), filed by the Company and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the issuance thereunder by the Company of $1,200,000,000 aggregate principal amount of 4.500% Senior Secured Notes due 2027 (the “Notes”), each unconditionally guaranteed (collectively, the “Guarantees”) (i) on a senior unsecured basis by Holdings and (ii) jointly and severally, on a senior secured basis by each of the Subsidiary Guarantors, pursuant to the Underwriting Agreement, dated August 8, 2016 (the “Underwriting Agreement”), among the Company, the Guarantors and the underwriters named therein.

HCA Inc.	-2-	August 15, 2016

We have examined the Registration Statement as it became effective under the Act; the prospectus, dated January 13, 2015 (the “Base Prospectus”), as supplemented by the prospectus supplement, dated August 8, 2016 (together with the Base Prospectus, the “Prospectus”), filed by the Company and the Guarantors pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act; the Indenture, dated as of August 1, 2011 (the “Base Indenture”), among the Company, Holdings, Law Debenture Trust Company of New York, as trustee (the “Trustee”) and Deutsche Bank Trust Company Americas, as registrar, paying agent and transfer agent (in each capacity, the “Registrar”), as supplemented by the Supplemental Indenture No. 16, dated as of August 15, 2016 (together with the Base Indenture, the “Indenture”), among the Company, the Guarantors, the Trustee and the Registrar, relating to the Notes; duplicates of the global notes representing the Notes; and the Underwriting Agreement.

We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We also have assumed that the Indenture is the valid and legally binding obligation of the Trustee.

HCA Inc.	-3-	August 15, 2016

We have assumed further that (1) each of the Guarantors listed on Schedule I (the “Schedule I Guarantors”) is validly formed and existing, (2) the Indenture has been duly authorized, executed and delivered by each of the Schedule I Guarantors in accordance with the law of its state of incorporation or formation, and (3) the execution, delivery and performance of the Indenture and the issuance and performance of the Guarantees by each of the Schedule I Guarantors do not and will not violate the law of its state of incorporation or formation or any other applicable law (except that we make no such assumption with respect to the law of the State of New York and the federal law of the United States).

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.	Assuming due authentication of the Notes by the Trustee, and upon payment and delivery in accordance with the Underwriting Agreement, the Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.	Assuming due authentication of the Notes by the Trustee, and upon payment and delivery of the Notes in accordance with the Underwriting Agreement, the Guarantees will constitute valid and legally binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms.

Our opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act.

HCA Inc.	-4-	August 15, 2016

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Current Report on Form 8-K of the Company filed with the Commission in connection with the offer and sale of the Notes and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP

Schedule I

Guarantors Incorporated or Formed in Jurisdictions Other Than

the State of Delaware or Constituting Delaware General Partnerships

or Delaware Limited Liability Partnerships

Entity Name	Jurisdiction of Incorporation or Formation
Bay Hospital, Inc.	FL
Brigham City Community Hospital, Inc.	UT
Brookwood Medical Center of Gulfport, Inc.	MS
Capital Division, Inc.	VA
Central Florida Regional Hospital, Inc.	FL
Central Shared Services, LLC	VA
Central Tennessee Hospital Corporation	TN
CHCA Pearland, L.P.	TX
Chippenham & Johnston-Willis Hospitals, Inc.	VA
Citrus Memorial Hospital, Inc.	FL
Citrus Memorial Property Management, Inc.	FL
Colorado Health Systems, Inc.	CO
Columbia ASC Management, L.P.	CA
Columbia Healthcare System of Louisiana, Inc.	LA
Columbia Jacksonville Healthcare System, Inc.	FL
Columbia LaGrange Hospital, LLC	IL
Columbia Medical Center of Arlington Subsidiary, L.P.	TX
Columbia Medical Center of Denton Subsidiary, L.P.	TX
Columbia Medical Center of Las Colinas, Inc.	TX
Columbia Medical Center of Lewisville Subsidiary, L.P.	TX
Columbia Medical Center of McKinney Subsidiary, L.P.	TX
Columbia Medical Center of Plano Subsidiary, L.P.	TX
Columbia North Hills Hospital Subsidiary, L.P.	TX
Columbia Ogden Medical Center, Inc.	UT
Columbia Parkersburg Healthcare System, LLC	WV

Entity Name	Jurisdiction of Incorporation or Formation
Columbia Plaza Medical Center of Fort Worth Subsidiary, L.P.	TX
Columbia Polk General Hospital, Inc.	GA
Columbia Riverside, Inc.	CA
Columbia/Alleghany Regional Hospital Incorporated	VA
Columbia/HCA John Randolph, Inc.	VA
Columbine Psychiatric Center, Inc.	CO
Columbus Cardiology, Inc.	GA
Conroe Hospital Corporation	TX
Dublin Community Hospital, LLC	GA
Eastern Idaho Health Services, Inc.	ID
Edward White Hospital, Inc.	FL
El Paso Surgicenter, Inc.	TX
Encino Hospital Corporation, Inc.	CA
Fairview Park, Limited Partnership	GA
Frankfort Hospital, Inc.	KY
Galen Property, LLC	VA
Green Oaks Hospital Subsidiary, L.P.	TX
Greenview Hospital, Inc.	KY
HCA Central Group, Inc.	TN
HCA HealthONE LLC	CO
HCA Health Services of Florida, Inc.	FL
HCA Health Services of Louisiana, Inc.	LA
HCA Health Services of Oklahoma, Inc.	OK
HCA Health Services of Tennessee, Inc.	TN
HCA Health Services of Virginia, Inc.	VA
HCA Pearland GP, Inc.	TX
HCA Realty, Inc.	TN
HD&S Corp. Successor, Inc.	FL
Health Midwest Office Facilities Corporation	MO

Entity Name	Jurisdiction of Incorporation or Formation
Health Midwest Ventures Group, Inc.	MO
Hendersonville Hospital Corporation	TN
Hospital Corporation of Tennessee	TN
Hospital Corporation of Utah	UT
HSS Virginia, L.P.	VA
HTI Memorial Hospital Corporation	TN
Integrated Regional Lab, LLC	FL
Integrated Regional Laboratories, LLP	DE
KPH-Consolidation, Inc.	TX
Largo Medical Center, Inc.	FL
Las Vegas Surgicare, Inc.	NV
Lawnwood Medical Center, Inc.	FL
Lewis-Gale Hospital, Incorporated	VA
Lewis-Gale Physicians, LLC	VA
Lone Peak Hospital, Inc.	UT
Los Robles Regional Medical Center	CA
Marietta Surgical Center, Inc.	GA
Marion Community Hospital, Inc.	FL
MCA Investment Company	CA
Memorial Healthcare Group, Inc.	FL
Midwest Division—RBH, LLC	MO
Montgomery Regional Hospital, Inc.	VA
Mountain Division—CVH, LLC	UT
Mountain View Hospital, Inc.	UT
Nashville Shared Services General Partnership	DE
National Patient Account Services, Inc.	TX
New Iberia Healthcare LLC	LA
New Port Richey Hospital, Inc.	FL
New Rose Holding Company, Inc.	CO

Entity Name	Jurisdiction of Incorporation or Formation
North Florida Immediate Care Center, Inc.	FL
North Florida Regional Medical Center, Inc.	FL
North Texas – MCA, LLC	TX
Northern Utah Healthcare Corporation	UT
Northern Virginia Community Hospital, LLC	VA
Northlake Medical Center, LLC	GA
Notami Hospitals of Louisiana, Inc.	LA
Okaloosa Hospital, Inc.	FL
Okeechobee Hospital, Inc.	FL
Palmyra Park Hospital, LLC	GA
Parallon Business Solutions, LLC	TN
Parallon Enterprises, LLC	TN
Parallon Health Information Solutions, LLC	TN
Parallon Payroll Solutions, LLC	TN
Parallon Physician Services, LLC	TN
Parallon Technology Solutions, LLC	TN
Parallon Workforce Management Solutions, LLC	TN
Pasadena Bayshore Hospital, Inc.	TX
Poinciana Medical Center, Inc.	FL
Primary Health, Inc.	TX
Pulaski Community Hospital, Inc.	VA
Putnam Community Medical Center of North Florida, LLC	FL
Redmond Park Hospital, LLC	GA
Redmond Physician Practice Company	GA
The Regional Health System of Acadiana, LLC	LA
Retreat Hospital, LLC	VA
Rio Grande Regional Hospital, Inc.	TX
Riverside Healthcare System, L.P.	CA
Sarasota Doctors Hospital, Inc.	FL

Entity Name	Jurisdiction of Incorporation or Formation
Southern Hills Medical Center, LLC	NV
Southpoint, LLC	TN
Spotsylvania Medical Center, Inc.	VA
Spring Branch Medical Center, Inc.	TX
Spring Hill Hospital, Inc.	TN
Sun City Hospital, Inc.	FL
Sunrise Mountainview Hospital, Inc.	NV
Surgicare of Brandon, Inc.	FL
Surgicare of Florida, Inc.	FL
Surgicare of Houston Women’s, Inc.	TX
Surgicare of Manatee, Inc.	FL
Surgicare of Newport Richey, Inc.	FL
Surgicare of Palms West, LLC	FL
Surgicare of Riverside, LLC	CA
Tallahassee Medical Center, Inc.	FL
TCMC Madison-Portland, Inc.	TN
Terre Haute MOB, L.P.	IN
Timpanogos Regional Medical Services, Inc.	UT
VH Holdco, Inc.	NV
VH Holdings, Inc.	NV
Virginia Psychiatric Company, Inc.	VA
Vision Holdings, LLC	TN
W & C Hospital, Inc.	TX
Walterboro Community Hospital, Inc.	SC
West Florida – MHT, LLC	FL
West Florida – PPH, LLC	FL
West Florida – TCH, LLC	FL
West Florida Regional Medical Center, Inc.	FL
West Valley Medical Center, Inc.	ID

Entity Name	Jurisdiction of Incorporation or Formation
Western Plains Capital, Inc.	NV
WCP Properties, LLC	TN
WHMC, Inc.	TX
Woman’s Hospital of Texas, Incorporated	TX

Schedule II

Guarantors That Are Corporations, Limited Liability Companies or Limited

Partnerships Incorporated or Formed in the State of Delaware

Entity Name	Jurisdiction of Incorporation or Formation
American Medicorp Development Co.	Delaware
Centerpoint Medical Center of Independence, LLC	Delaware
CHCA Bayshore, L.P.	Delaware
CHCA Conroe, L.P.	Delaware
CHCA Mainland, L.P.	Delaware
CHCA West Houston, L.P.	Delaware
CHCA Woman’s Hospital, L.P.	Delaware
Columbia Rio Grande Healthcare, L.P.	Delaware
Columbia Valley Healthcare System, L.P.	Delaware
Dallas/Ft. Worth Physician, LLC	Delaware
EP Health, LLC	Delaware
Fairview Park GP, LLC	Delaware
Good Samaritan Hospital, L.P.	Delaware
Goppert-Trinity Family Care, LLC	Delaware
GPCH-GP, Inc.	Delaware
Grand Strand Regional Medical Center, LLC	Delaware
HCA - IT&S Field Operations, Inc.	Delaware
HCA - IT&S Inventory Management, Inc.	Delaware
HCA American Finance LLC	Delaware
HCA Management Services, L.P.	Delaware
HCA SFB 1 LLC	Delaware
Hospital Development Properties, Inc.	Delaware
HPG Enterprises, LLC	Delaware
HSS Holdco, LLC	Delaware
HSS Systems, LLC	Delaware
HTI MOB, LLC	Delaware

Entity Name	Jurisdiction of Incorporation or Formation
JFK Medical Center Limited Partnership	Delaware
Lakeland Medical Center, LLC	Delaware
Lakeview Medical Center, LLC	Delaware
Lewis-Gale Medical Center, LLC	Delaware
Management Services Holdings, Inc.	Delaware
Medical Centers of Oklahoma, LLC	Delaware
Medical Office Buildings of Kansas, LLC	Delaware
Midwest Division - ACH, LLC	Delaware
Midwest Division - LRHC, LLC	Delaware
Midwest Division - LSH, LLC	Delaware
Midwest Division - MCI, LLC	Delaware
Midwest Division - MMC, LLC	Delaware
Midwest Division - OPRMC, LLC	Delaware
Midwest Division - PFC, LLC	Delaware
Midwest Division - RMC, LLC	Delaware
Midwest Holdings, Inc.	Delaware
Notami Hospitals, LLC	Delaware
Outpatient Cardiovascular Center of Central Florida, LLC	Delaware
Palms West Hospital Limited Partnership	Delaware
Parallon Holdings, LLC	Delaware
PatientKeeper, Inc.	Delaware
Pearland Partner, LLC	Delaware
Plantation General Hospital, L.P.	Delaware
Reston Hospital Center, LLC	Delaware
Riverside Hospital, Inc.	Delaware
Samaritan, LLC	Delaware
San Jose Healthcare System, LP	Delaware
San Jose Hospital, L.P.	Delaware
San Jose Medical Center, LLC	Delaware

Entity Name	Jurisdiction of Incorporation or Formation
San Jose, LLC	Delaware
Sarah Cannon Research Institute, LLC	Delaware
SCRI Holdings, LLC	Delaware
SJMC, LLC	Delaware
Spalding Rehabilitation L.L.C.	Delaware
Terre Haute Hospital GP, Inc.	Delaware
Terre Haute Hospital Holdings, Inc.	Delaware
Terre Haute Regional Hospital, L.P.	Delaware
Trident Medical Center, LLC	Delaware
U.S. Collections, Inc.	Delaware
Utah Medco, LLC	Delaware
Vision Consulting Group, LLC	Delaware
Wesley Medical Center, LLC	Delaware